Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Avista Public Acquisition Corp. II

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	New OmniAb Common Stock(1) (2)	457(f)(1)	137,612,465	$10.07 (6)	$ 1,385,757,522.55(6)	(8)	$128,459.73
Fees to Be Paid	Equity	Warrants to acquire New OmniAb Common Stock(3) (2)	457(f)(1)	7,666,667	$0.65 (7)	$4,983,333.55(7)	(8)	$461.96
Fees to Be Paid	Equity Awards	New OmniAb Restricted Stock Units(4)	457(f)(1)	489,715	$10.07 (6)	$4,931,430.05(6)	(8)	$457.15
Fees to Be Paid	Equity Awards	New OmniAb Performance Stock Units(5)	457(f)(1)	303,913	$10.07 (6)	$3,060,403.91(6)	(8)	$283.70
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$1,398,732,690.06		$129,662.54
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$129,662.54

(1)

The number of shares of common stock, par value $0.0001 per share (the “New OmniAb Common Stock”), of Avista Public Acquisition Corp. II (“APAC”, and after the domestication (the “Domestication”) of APAC as a corporation incorporated in the State of Delaware, “New OmniAb”) being registered is equal to 137,612,465 and represents (i) 23,000,000 Class A ordinary shares, par value $0.0001 per share, of APAC (the “APAC Class A ordinary shares”) underlying units issued in APAC’s initial public offering which will be canceled and automatically converted, on a one-for-one basis, into shares of New OmniAb Common Stock; (ii) 5,750,000 Class B ordinary shares, par value $0.0001 per share, of APAC held by Avista Acquisition LP II (the “Sponsor”) and certain of APAC’s directors, which will be canceled and automatically converted, on a one-for-one basis, into shares of New OmniAb Common Stock; (iii) 15,000,000 OmniAb Earnout Shares (as defined in that certain Agreement and Plan of Merger, dated March 23, 2022 (the “Merger Agreement”), by and among APAC, Ligand Pharmaceuticals Incorporated, OmniAb, Inc. (“OmniAb”) and Orwell Merger Sub Inc.); (iv) 82,431,885 shares of New OmniAb Common Stock to be issued in connection with the Merger to certain holders of shares of common stock of OmniAb after the Distribution and as of immediately prior to the consummation of the Merger (each as defined in the Merger Agreement) and (v) 11,430,580 shares of New OmniAb Common Stock underlying the New OmniAb Equity Awards.

(2)

Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The number of warrants to acquire shares of New OmniAb Common Stock being registered represents 7,666,667 public warrants.
(4)	The number of outstanding OmniAb, Inc. restricted stock units to be converted into New OmniAb restricted stock units following the consummation of the Merger.
(5)	The number of outstanding OmniAb, Inc. performance stock units to be converted into New OmniAb performance stock units following the consummation of the Merger.
(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the APAC Class A ordinary shares on the Nasdaq Capital Market (“Nasdaq”) on April 22, 2022 ($10.07 per APAC Class A ordinary share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(7)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the APAC public warrants on the Nasdaq on April 21, 2022 ($0.65 per warrant). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(8)	Applicable fee rate is $92.70 per $1,000,000.